List of Potential Defendants in Causes of Action for Infringement or Unauthorized

Use of Intellectual Property Rights or Breaches of Confidentiality Agreements

COMPANY / INDIVIDUAL NAME	LOCATION
3I - Implant Innovations	Palm Beach Gardens, FL
ABI Extracorporeal	Seattle, WA
ABR Inc.	Lawrenceville, GA
Advanced Blood Recovery, Inc.	Lawrenceville, GA
Advanced Cosmetic Surgery and Laser Center of Hyde Park	Cincinnati, OH
Advanced Cosmetic Surgery Center	Cincinnati, OH
Advanced Facial Cosmetic & Laser Surgery Center, Inc.	Vero Beach, FL
Advanced Perfusion Care, Inc.	Pinehurst, NC
Arizona Blood Management, Inc	Phoenix, AZ
Arizona Blood Therapies, LLC	Gilbert, AZ
Autologous Blood Services, LLC	Woodbury, NY
Autologous Blood Technology	Dallas, TX
Autotransfusion, Inc	San Leandro, CA
B&B Autotransfusion Services, Inc.	Meridan, ID
Bennett Medical	Hot Springs, AR
Dr. Keith Bennett	Hot Springs, AR
Blood Recovery Systems, Inc.	Fort Myers, FL
Mr. Bill Brown	Fayetteville, AR
Carter Blood Care	Bedford, TX
Center for Facial Cosmetic Surgery	Melbourne, FL
Chiron Corporation
Clinical Cardiac Perfusion, Inc.	Blackwood, NJ
Coastal Cardiovascular Services, LLC	Panama City, FL
Cobe Cardiovascular	Arvada, CA
Cohesion	Palo Alto, CA
Contran	Wolcott, CT
Cooper Health System	Camden, NJ
Corazon	Pittsburgh, PA
Dermatology Specialists of Naples	Naples, FL
Direct Medical Co.
Diversified Therapies	Jacksonville, FL
Fresenius Medical Care North	Lexington, MA
Gambro BCT (formerly Cobe)	Arvada, CO
Mr. James Gandy	Louisiana
GELTECH, Inc.	Nixa, MO
H & M Medical Services, Inc.	Garden Grove, CA
Haema-Gel Services	Mechanicsburg, PA
Haemonetics	Braintree, Ma
Hamot Health System	Erie, PA
Harvest Technology Corp	Plymouth, MA
Heart of America Medical	Lees Summit, MO
Hemoserv Inc.	Toledo, OH
Hinsdale Blood Component Collection Center	Hinsdale, IL
Implant Dentistry of Washington	Seattle, WA
Integrated Blood Services, Inc.	Gallion, AL
Internal Medicine Associates Infusion Centers	Fort Meyers, FL
Interpore Cross International	Irvine, CA
La Piel Face Spa	Naples, FL
Life Care, Inc.	New Orleans, LA
Life-Cor Perfusion Resources, Inc.	Scottsdale, AZ
Lifesource Technologies, Inc	Rancho Cucamonga, CA
Dr. Daniel Man	Boca Raton, FL
Medtronic	Minneapolis, MN
Metro Preferred	Metairie, LA
Naples Facial Plastic Surgery	Naples, FL
OCT USA, Inc. dba OSCOTEC	Torrance, CA
Oral and Maxillo-Facial Surgeon	West Melbourne, FL
Pacific Auto Transfusion Corp.	Rancho Cordova, CA
Pacific Life Systems, Inc.	Ventura, CA
Palm Beach Hair Institute	Delray Beach, FL
Palm Beach Institute of Cosmetic Surgery	Palm Beach Gardens, FL
Perfusion Management Group, Ltd.	Lancaster, PA
Perfusion Partners and Associates, Inc.	Fort Meyers, FL
Physicians Skin Care & Facial Plastic Surgery	Palm Beach Gardens, FL
Physiologic Reps, Inc.	Glendale, CA
PlasmaSeal	San Francisco, CA
Platelet Gel Services	Fort Lauderdale, FL
Platelet Rich Services	Bowling Green, KY
PPAI Medical	Fort Meyers, FL
Prosthodontics Intermedica	Fort Washington, PA
Dr. Rene Ranieri
Riverside Plastic Surgery & Sinus Center	Red Bank, NJ
Riverview Hospital	Noblesville, IN
SafeBlood Technologies	Little Rock, AR
Salvin Dental	Charlotte, NC
Seattle Implants
Southwest Hospital	Little Rock, AK
Dr. E. Price Stover
Trinity Medical Services	Nashville, TN
Turning Point	West Monroe, LA
West Texas Perfusion	Las Cruces, NM
Wound Care Center and Brevard Regional Hyperbaric Center	Melbourne, FL